SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): __June 18, 2003___

                   American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                              000-20685                  88-0344658
(State or other jurisdiction            (Commission            (I.R.S. Employer
of incorporation)                File Number)            Identification No.)

   675 Grier Drive, Las Vegas, Nevada                        89119
(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

Item 1. Changes In Control Of Registrant

None

Item 2. Acquisition Or Disposition Of Assets

None

Item 3. Bankruptcy Or Receivership

None

Item 4. Changes In Registrant's Certifying Accountant

None

Item 5. Other Events

On June 18, 2003, an order of the Supreme Court of the State of Nevada was filed reversing in part and affirming in part the jury verdict on October 30, 2000 in the case of American Wagering, Inc. ("American Wagering") versus Imagineering Systems, Inc. ("Imagineering Systems"). The court action concerned a dispute over a stock purchase agreement between American Wagering and Imagineering Systems. The Supreme Court of Nevada found that there was insufficient evidence to support the $397,500 jury award for breach of contract damages against American Wagering and instead found that substantial evidence only supported damages for breach of contract totaling $294,600. In addition, the Court affirmed the decision of the district court to award $500,000 in damages against American Wagering for breach of the implied covenant of good faith and fair dealing. The total liability of American Wagering resulting from the Court's order without interest is $794,600.

Given its magnitude, the order is material to the financial viability of the Registrant. At the present time, management is considering the options available to the Registrant in light of the verdict and anticipated judgment.

Item 6. Resignations Of Directors And Executive Officers

None

Item 7. Financial Statements & Exhibits

(a)    Financial statements

None

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(b) Exhibits.

None

Item 8. Change In Fiscal Year

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned t hereunto duly authorized.

Dated: July 7, 2003

AMERICAN WAGERING, INC.

By:   /s/  Timothy F. Lockinger

Name: Timothy F. Lockinger
Title: Chief Financial Officer
Principal Accounting Officer

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